Exhibit 107

Calculation of Filing Fee Tables

Form S-1

(Form Type)

Cartesian Growth Corporation III

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price(1)	Fee Rate	Amount of Registration Fee		Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to Be Paid	Equity	Units, each consisting of one Class A ordinary share, $0.0001 par value, and one-half of one redeemable warrant(2)	Rule 457(a)	4,600,000	$10.00	$46,000,000.00	0.00015310	$7,042.60
Fees to Be Paid	Equity	Class A ordinary shares included as part of the units(3)	Rule 457(g)	4,600,000	—	—	—	—	(4)
Fees to Be Paid	Equity	Redeemable warrants included as part of the units(3)	Rule 457(g)	2,300,000	—	—	—	—	(4)
	Equity	Class A ordinary shares underlying redeemable warrants included as part of the units(3)	Rule 457(g)	2,300,000	$11.50	$26,450,000.00	0.00015310	$4,049.50
Fees Previously Paid	—	—	—	—	—	—	—	—
Carry Forward Securities
Carry Forward Securities	—	—	—	—	—	—	—	—		—	—	—	—
	Total Offering Amounts					$72,450,000.00		$11,092.10
	Total Fees Previously Paid							$—	(5)
	Total Fee Offsets							$—
	Net Fee Due							$11,092.10

(1)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(a) under the Securities Act of 1933, as amended (the “Securities Act”).

(2)	Includes 600,000 units, consisting of 6000,000 Class A ordinary shares and 300,000 redeemable warrants, which may be issued upon exercise of a 45-day option granted to the underwriters to cover over-allotments, if any.

(3)	Pursuant to Rule 416 under the Securities Act, there are also being registered an indeterminable number of additional securities as may be issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.

(4)	No fee pursuant to Rule 457(g) under the Securities Act.

(5)	The Registrant previously registered securities having a proposed maximum aggregate offering price of $362,250,000 on its Registration Statement on Form S-1, as amended (File No. 333-284565), which was declared effective by the Securities and Exchange Commission on May 1, 2025. In accordance with Rule 462(b) under the Securities Act, an additional number of securities having a proposed maximum offering price of $72,450,000.00 is hereby registered, which includes securities issuable upon the exercise of the underwriters’ over-allotment option.